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                                                                      EXHIBIT 15

                         ACKNOWLEDGMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
                 REGARDING INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
PLATINUM technology, inc.:

With respect to the registration statements on Form S-8 and Form S-3 of PLATINUM technology, inc., we acknowledge our awareness of the use therein of our reports dated July 14, 1998 and November 12, 1998 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                                       /s/ KPMG Peat Merwick LLP

Chicago, Illinois
November 12, 1998